Exhibit 10.6

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of [Date], by and between Verso Corporation, a Delaware corporation (the “Company”), and [Name] (“Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

WHEREAS, Indemnitee is a director and/or an officer of the Company;

WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent permitted by law;

WHEREAS, the Amended and Restated Bylaws of the Company (the “Bylaws”) provide certain indemnification rights to the officers and directors of the Company, and its officers and directors have relied on this assurance of indemnification, as provided by the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, Section 145 of the DGCL permits contracts between the Company and the members of its Board of Directors, its officers and its employees;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining and maintaining liability insurance for the Company’s directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, the continuing difficulty in obtaining and maintaining liability insurance coverage, and Indemnitee’s reliance on assurance of indemnification and advancement of expenses, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law (whether partial or complete) and as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies; and

WHEREAS, in view of the considerations set forth above and Indemnitee’s continuing to serve as a director and/or officer of the Company, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

1. Certain Definitions.

(a) “Board of Directors” shall mean the Board of Directors of the Company.

(b) “Change of Control” shall mean:

(1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each a “Person”) (other than any employee benefit plan (or related trust) of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding Voting Securities (the “Outstanding Company Voting Securities”); provided, however, that a change in the relative beneficial ownership of the Outstanding Company Common Stock or the Outstanding Company Voting Securities solely from a reduction in the aggregate number of outstanding shares of such securities shall not cause a Change of Control; or

(2) individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board of Directors; or

(3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Persons who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination, respectively, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, respectively, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

(4) approval by the stockholders of a complete liquidation or dissolution of the Company; or

(5) any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(c) “Charter” shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

(d) “Claim” shall mean, with respect to a Covered Event, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether instituted by the Company or any other party, or any hearing, deposition, inquiry or investigation, whether civil (including intentional and unintentional tort claims), criminal, administrative, investigative or other.

(e) “Covered Event” shall mean any Claim related to (i) the fact that Indemnitee is or was a director, officer, employee, consultant, agent or fiduciary of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, consultant, trustee, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or (ii) any act or omission on the part of Indemnitee while serving in any such capacity.

(f) “Determination” shall mean a determination by the Reviewing Party that either (x) the Company has not overcome the presumption that indemnification of Indemnitee is proper in the circumstances or (y) the Company has overcome the presumption that indemnification of Indemnitee is proper in the circumstances because the Company met its burden of proof in establishing that Indemnitee did not meet a particular standard of conduct.

(g) “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(h) “Expenses” shall mean any and all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Sections 2(c), 2(f) and 15 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.

(i) “Expense Advance” shall mean, pursuant to Section 3, a payment to Indemnitee of Expenses in advance of the settlement or final judgment of a Claim.

(j) “Independent Legal Counsel” shall mean a law firm, a member of a law firm or an independent practitioner that is experienced in matters of corporate law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(k) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company”.

(l) “Reviewing Party” shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include a member or members of the Board of Directors or a committee thereof, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking indemnification.

(m) “Section” refers to a section of this Agreement unless otherwise indicated.

(n) “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2. Indemnification.

(a) Indemnification Obligations. Subject to the provisions of Section 2(b), the Company shall indemnify Indemnitee for Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim by reason of or arising in part out of a Covered Event if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Charter, the Bylaws, vote of its stockholders or disinterested directors or applicable law.

(b) Review of Indemnification Obligations. To obtain indemnification under this Agreement, Indemnitee may submit a written request for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee’s sole discretion. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination shall thereafter be made. In no event shall a Determination be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 3 of this Agreement. In the event any Reviewing Party shall have determined that Indemnitee is not entitled to be indemnified hereunder under applicable law, (i) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such Determination by such Reviewing Party, and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in connection with Expense Advances to Indemnitee; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a ruling that Indemnitee is entitled to be indemnified hereunder under applicable law, any Determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore or thereafter paid in connection with Expense Advances to Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

(c) Indemnitee Rights on Unfavorable Determination, Binding Effect. If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking a ruling by the court or challenging any such Determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 17, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any Determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(d) Selection of Reviewing Party; Change of Control. Following a Change of Control, Independent Legal Counsel shall be the Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Charter or the Bylaws, as now or hereafter in effect, or under any other applicable law. Prior to a Change of Control, the Reviewing Party shall be selected by (i) the Board of Directors, by a majority vote of a quorum consisting of Disinterested Directors, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Legal Counsel in writing to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (iv) if so directed by the Board, by the stockholders of the Company. In the event the Reviewing Party shall be Independent Legal Counsel, the Independent Legal Counsel shall be selected by the Board of Directors unless a Change of Control shall have occurred prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed, in which case the Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed) unless Indemnitee shall request that such selection be made by the Board of Directors. Such Independent Legal Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law, and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to indemnify fully such Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay the fees and expenses of, and to provide such indemnification to, more than one Independent Legal Counsel in connection with all matters concerning an Indemnitee arising from a single Covered Event.

(e) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 10, to the extent that Indemnitee has been successful on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice) in the defense of any Claim, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

(f) Additional Expenses. Notwithstanding any other provision of this Agreement other than Section 10 and Section 15, Indemnitee shall be indemnified against all Expenses and, if requested by Indemnitee, advanced payment of such Expenses, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (a) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement of the Company now or hereafter in effect relating to Claims for Covered Events or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company.

3. Expense Advances.

(a) Obligation to Make Expense Advances. Upon receipt of a written undertaking by or on behalf of Indemnitee to repay such amounts if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor by the Company, the Company shall make Expense Advances to Indemnitee.

(b) Form of Undertaking. Any written undertaking by or on behalf of Indemnitee to repay any Expense Advances hereunder shall be unsecured and shall not require any guarantee from any other Person, and no interest shall be charged on any Expense Advance.

(c) Determination of Reasonable Expense Advances. The parties agree that for the purposes of any Expense Advance for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such Expense Advance that are represented by Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

4. Procedures for Indemnification and Expense Advances.

(a) Timing of Payment. All payments of Expenses (including, without limitation, Expense Advances), judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) by the Company to Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than sixty (60) days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, including the advance payment of Expenses under Section 2(f), which shall be made no later than thirty (30) days after such written demand by Indemnitee is presented to the Company.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall promptly give the Company notice in writing of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the General Counsel of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee); provided, however, that the failure to promptly give the Company notice in writing shall not relieve it from any liability that it may have under this Agreement, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In addition, Indemnitee shall reasonably cooperate with the Company and shall give the Company such information as it may reasonably require.

(c) Presumptions; Burden of Proof.

(1) In making a Determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 2(b), and the Company shall have the burden of proof to overcome that presumption. Neither the failure of the Company (including by any Reviewing Party) to have made a Determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual Determination by the Company (including by any Reviewing Party) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(2) If the Reviewing Party is selected by the Board of Directors and such Reviewing Party shall not have made a Determination within thirty (30) days after receipt by the Company of the request therefor, the requisite Determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Reviewing Party requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(3) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by or through the other officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company. The provisions of this Section 4(c)(3) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(4) For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b), the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated hereunder to provide any Expense Advances with respect to any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld or delayed) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.

(f) Settlement by Company. The Company shall be permitted to settle any Claim, except that it shall not settle any Claim in any manner which may impose any penalty or limitation or constitute any admission of wrongdoing or which may compromise, or may adversely effect, the defense of Indemnitee in any other proceeding, whether civil or criminal, without Indemnitee’s prior written consent. Indemnitee will not unreasonably withhold or delay his consent to any proposed settlement.

5. Additional Indemnification Rights.

(a) Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification may not be specifically authorized by the Charter, the Bylaws, or by statute as of the date hereof. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 10(a) with respect to any Covered Event occurring prior to such change.

(b) Nonexclusivity. The indemnification and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Charter, the Bylaws, any subsequent agreement, any vote of stockholders or Disinterested Directors, the DGCL, or otherwise.

(c) Continuity. The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

6. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent that Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Charter or Bylaws, or otherwise) of the amounts otherwise payable hereunder.

7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

8. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission, or to submit the question of indemnification to a court in certain circumstances for, a determination of the Company’s right, under public policy, to indemnify Indemnitee.

9. Liability Insurance. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible action, suit or other proceeding with respect to which Indemnitee may be entitled to indemnification or advancement of expenses hereunder, the Company shall use its commercially reasonable efforts to obtain and maintain a policy or policies of insurance with reputable insurance companies providing Indemnitee with coverage on terms with respect to coverage and amount (including with respect to the payment of expenses) no less favorable in any material respect than those of the directors and officers liability insurance for the directors of the Company in effect on the date hereof. In all policies of director and officer liability insurance, Indemnitee shall be provided with the maximum coverage, benefits and rights provided to any director or officer of the Company thereunder.

10. Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Acts or Omissions. To indemnify Indemnitee hereunder for acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law; provided, however, that notwithstanding any limitation set forth in this Section 10(a) regarding the Company’s obligation to provide indemnification, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

(b) Claims Initiated by Indemnitee. To indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification and Expense Advances under this Agreement or any other agreement or insurance policy or under the Charter or Bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the DGCL.

(c) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute; provided, however, that notwithstanding any limitation set forth in this Section 10(c) regarding the Company’s obligation to provide indemnification, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

(d) Illegal Remuneration. To indemnify Indemnitee in respect to remuneration paid to Indemnitee if it shall be determined by final judgment or final adjudication that such remuneration was in violation of law.

(e) Unauthorized Settlement. To indemnify Indemnitee for any amounts paid in settlement of any action or claim without the Company’s written consent. The Company will not unreasonably withhold or delay its consent to any proposed settlement.

11. Contribution. If the indemnification provided for in this Agreement is unavailable by reason of a court decision based on grounds other than any of those set forth in paragraphs (a) through (e) of Section 10, then in respect of any Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such Claim), the Company, in lieu of indemnifying Indemnitee, shall, to the fullest extent permitted by law, contribute to the Expenses, judgments, fines and amounts paid in settlement

(including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) incurred by Indemnitee in connection with any Claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Claim in order to reflect (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, as a result of the events(s) and/or transaction(s) giving cause to such Claim, and (ii) the relative fault of the Company (and its directors, officers, employees and agents) on the one hand and Indemnitee on the other hand in connection with such event(s) and/or transaction(s). The relative fault of the Company on the one hand and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

12. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director, officer, employee, agent or fiduciary of the Company or as a director, officer, employee, agent or fiduciary of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim (including any rights of appeal thereto) by reason of a Covered Event, whether or not he is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

14. Binding Effect, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

15. Expenses Incurred in Action Relating to Enforcement or Interpretation. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

16. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, (ii) the day after being sent, if sent by a reputable overnight receipted courier service, or (iii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

17. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

18. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, which is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

19. Choice of Law. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

20. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

21. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

22. Integration and Entire Agreement. Without limiting any of the rights of Indemnitee under the Charter or Bylaws, as they may be amended from time to time, this Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

23. Injunctive Relief. The parties hereto agree that Indemnitee may enforce this Agreement by seeking specific performance hereof, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled.

24. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.

[Signatures are on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

VERSO CORPORATION

By:
[Name]
[Title]

Address:

6775 Lenox Center Court
Suite 400
Memphis, Tennessee 38115-4436

INDEMNITEE

[Name]

Address: